Exhibit 99.1

Isabella Bank Corporation and Grand River Commerce, Inc. Announce Mailing of Election Materials and Election Deadline
Mt Pleasant, MI and Grandville, MI, September 28, 2026 -- Isabella Bank Corporation (“Isabella”) (NASDAQ: ISBA) and Grand River Commerce, Inc. (“Grand River”) (OTCQX: GNRV) announced today the mailing of the election materials and the deadline for shareholders of Grand River to elect the form of consideration that they wish to receive in Grand River’s proposed merger with Isabella. The proposed merger remains subject to the receipt of regulatory approvals as well as the satisfaction of certain other customary closing conditions. The companies expect to complete the proposed merger in the fourth quarter of 2026.
Grand River shareholders who wish to elect to receive either Isabella common stock or cash, or a combination thereof, in exchange for their shares of Grand River common stock must deliver a properly completed Election Form to Continental Stock Transfer & Trust Company prior to 5:00 p.m., Eastern Time, on Friday, October 23, 2026. Pursuant to the merger agreement, Isabella and Grand River have the right to extend the election deadline, in which case they will issue a press release announcing such extension. Election materials were mailed on or about September 28, 2026 to holders of record of Grand River common stock at the close of business on September 24, 2026.
Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger (the “Effective Time”), each share of Grand River common stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive, at the election of the holder thereof, and subject to adjustment and proration, as applicable, (i) an amount of cash equal to the quotient of (A) $18,262,391, divided by (B) the product obtained by multiplying (x) the number of shares of Grand River common stock issued and outstanding as of the Effective Time by (y) 0.35 (the “Cash Conversion Number”), rounded to the nearest cent (the “Per Share Cash Consideration”), or (ii) the number of shares of Isabella common stock, no par value (“Isabella common stock”), multiplied by the exchange ratio (as described below).
The exchange ratio is defined in the merger agreement as a number, as adjusted, of shares of Isabella common stock equal to the quotient of (i) 839,003 shares of Isabella common stock, divided by (ii) the difference of (A) the aggregate number of shares of Grand River common stock issued and outstanding immediately prior to the Effective Time minus (B) the Cash Conversion Number, rounded to the nearest ten thousandth. Based on the assumption that 9,136,529 shares of Grand River common stock are expected to be issued and outstanding as of the Effective Time, and subject to adjustment and proration, the Per Share Cash Consideration to be paid is estimated to be approximately $5.71 and the exchange ratio is estimated to be 0.1413.
About Isabella Bank Corporation
Isabella is the parent holding company of Isabella Bank, a state-chartered community bank headquartered in Mt Pleasant, Michigan. Isabella Bank was established in 1903 and has been committed to serving its customers’ and communities’ local banking needs for over 120 years. Isabella Bank offers personal and commercial lending and deposit products, as well as investment, trust and estate planning services. Isabella Bank has 31 locations throughout eight mid-Michigan counties: Bay, Clare, Gratiot, Isabella, Mecosta, Midland, Montcalm and Saginaw.
For more information about Isabella Bank Corporation, visit the Investor Relations link at www.isabellabank.com.

About Grand River Commerce, Inc.
Grand River is the parent holding company of Grand River Bank, a state-chartered community bank headquartered in Grandville, Michigan. Grand River Bank opened in April of 2009 and provides a full range of personalized commercial and consumer banking services, including lending, deposit, and treasury management solutions. Grand River Bank serves the West Michigan market including Grand Rapids and the surrounding communities in Kent and Ottawa counties, through two full-service branches and dedicated courier service for commercial customers, delivering responsive, relationship-based service.
For more information about Grand River Commerce, Inc., visit the Investor Relations link on the Grand River Bank’s website at www.grandriverbank.com.
Forward-Looking Statements
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the proposed merger with Grand River, the expected returns and other benefits of the proposed merger to shareholders, expected improvement in operating efficiency resulting from the proposed merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the expected impact on and timing of the recovery of the impact on tangible book value, and the expected effect of the proposed merger on Isabella’s capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.
Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the proposed merger may not be realized or take longer than anticipated to be realized, (2) disruption from the proposed merger with customers, suppliers, employees or other business partners, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (4) the risk of successful integration of Grand River’s business into Isabella, (5) the amount of the costs, fees, expenses and charges related to the proposed merger, (6) the ability of the parties to obtain required governmental approvals of the proposed merger, (7) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the merger, (8) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing of the proposed merger, (9) the risk that the integration of Grand River’s operations into the operations of Isabella will be materially delayed or will be more costly or difficult than expected, (10) the possibility that the proposed merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (11) the dilution caused by Isabella’s issuance of additional shares of its common stock in the merger transaction, and (12) general competitive, economic, political and market conditions. Other relevant risk factors may be detailed from time to time in Isabella’s press releases and filings with the Securities and Exchange Commission. Consequently, no forward-looking statement can be guaranteed. Neither Isabella nor Grand River undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this communication or any related documents, Isabella and Grand River claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Isabella Bank Corporation
Contact:
Jerome Schwind, Chief Executive Officer
Jerry Ritzert, Chief Financial Officer
Lori Peterson, Vice President and Director of Marketing
Phone: 989-772-9471

Grand River Commerce, Inc.
Contact:
Robert Bilotti, Chairman, President and Chief Executive Officer
Kevin VanSingel, Chief Financial Officer
Phone: 616-929-1600